Exhibit 10.16

 [***] Certain information in this document has been excluded. Such excluded information is not material and is the type that the registrant treats as private or confidential.

9/16/2025

ADDENDUM NO. 1

TO PLACEMENT AGREEMENT

This Addendum No. 1 (this “Addendum No. 1”) is made as of the 19.00 day of September, 2025 (the “Addendum Effective Date”) and supplements and amends that certain Placement Agreement (the “Original Agreement”) between Securitize Markets, LLC (“Securitize”) and BlackRock Financial Management, Inc. (the “Manager”, together with Securitize, the “Parties”), the investment manager of BlackRock USD Institutional Digital Liquidity Fund, Ltd (the “Fund”) as amended by a letter agreement between the Parties on October 1, 2024 (the “Letter Amendment,” and together with the Original Agreement, the “Agreement”). Capitalized terms used but not defined in this Addendum No. 1 shall have the meanings set forth in the Agreement.

WHEREAS, the Manager and Securitize have entered into the Agreement whereby Securitize is providing placement agent and related client services in connection with current investments and future private placements of investments in the Fund (the “Services”); and

WHEREAS, the Manager and Securitize wish to enter into this Addendum No. 1 to revise the fee arrangement between the Parties and amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the terms and conditions stated herein, the Parties hereby agree as follows:

1. General Terms. For the purposes of this Addendum No. 1:

1.1. To the extent this Addendum No. 1 includes any additional terms and conditions that may conflict with the Agreement, such terms and conditions in this Addendum No. 1 shall apply in priority to the terms contained in the Agreement.

1.2. The Parties further represent and warrant that this Addendum No. 1 will constitute legal, valid and binding obligations of them enforceable against each of them.

1.3. Upon the Addendum Effective Date, this Addendum No. 1 will be considered part of the Agreement, subject to the rights, obligations and liabilities set forth in the Agreement, including without limitation, any right of either Party to enforce the obligations contained in this Addendum No. 1 pursuant to the terms of the Agreement.

1.4. References herein to actions, consents, approvals or affirmative steps to be taken by Manager may be taken directly by any appropriately authorized agent of the Manager, on the Manager’s behalf.

2. Complete Understanding; Modification. The Agreement (which includes this Addendum No. 1) constitutes the complete and exclusive understanding and agreement of the Parties with respect to the subject matter hereof and supersedes all prior understandings and agreements, whether written or oral, with respect to the subject matter hereof. Any waiver, modification or amendment of any provision of the Agreement will be effective only if in writing and signed by the Parties hereto. To the extent that Securitize is already bound by a duty of confidentiality to Issuer, nothing in this Agreement will relieve or diminish those duties.

3. Amendment. The Parties hereby agree to amend Section 2(a) of the Agreement to include the following: SM shall not be owed [***] from the Manager pursuant to the Agreement with respect to [***]; and

[Signature Page Follows]

9/16/2025

IN WITNESS WHEREOF, the Parties have signed this Addendum No. 1 as of the Addendum Effective Date.

SECURITIZE MARKETS LLC		BLACKROCK FINANCIAL MANAGEMENT, INC

BY:	/s/ Joe Nikolson	BY:	/s/ Noelle Lheureux
NAME:	Joe Nikolson	NAME:	Noelle Lheureux
TITLE:	CEO	TITLE:	Managing Director
DATE:	09/18/2025	DATE:	09/19/2025